Exhibit 10.108

ADDITIONAL ISSUANCE AGREEMENT

This Additional Issuance Agreement (this “Agreement”), dated as of November 27, 2019, is made pursuant to Section 4.13 of that certain Securities Purchase Agreement, dated as of September 27, 2019 (the “Purchase Agreement”), as amended, by and between Ideanomics, Inc. (the “Company”) and ID Ventures 7, LLC (the “Purchaser”) for the purchase of the Company’s 10% Senior Secured Convertible Debentures due March 27, 2021 (the “Additional Debenture”), shares of Common Stock (“Additional Shares”) and Common Stock Purchase Warrants (“Additional Warrants” and together with the Additional Debentures and Additional Shares, the “Additional Securities”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Issuance of Additional Debenture, Additional Shares and Additional Warrants. The Company hereby agrees to issue to the Purchaser, and the Purchaser hereby agrees to purchase, an Additional Debenture in the aggregate principal amount of $230,000, which Additional Debenture shall otherwise be in the form of the Debenture along with Additional Warrants to purchase up to 345,000 shares of Common Stock, which Additional Warrant shall otherwise be in the form of the Warrant and 92,000 Additional Shares. The Company shall promptly deliver to the Purchaser the Additional Securities.

2.            Documents. The rights and obligations of the Purchaser and of the Company with respect to the Additional Securities, Additional Shares and the shares of Common Stock issuable under the Additional Securities (the “New Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Debentures, the Warrants and the Underlying Shares issued and issuable pursuant to the Purchase Agreement. Any rights of a Purchaser or covenants of the Company which are dependent on such Purchaser holding securities of the Company or which are determined in magnitude by such Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debenture, the term “Warrant” includes the Additional Warrant, the term “Shares” includes the “Additional Shares” and the term “Underlying Shares” includes the New Underlying Shares.

3.            Security Interest. Company hereby acknowledges and agrees that the security interests granted to the holders of the Existing Debentures and Debentures pursuant to the Existing Security Agreement applies to and covers the obligations of the Company to the Purchasers evidenced by the Additional Debentures and (b) the Additional Debentures rank pari  passu to the Existing Debentures and the Debentures.

4.            Subsidiary Guarantee. The Additional Debenture constitutes an “Obligation” under the Subsidiary Guarantee as if the Additional Debentures were Debentures issued pursuant to the Purchase Agreement.

5.            Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)            Issuance of the Additional Securities. The Additional Securities are duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares, when issued in accordance with the terms of the Additional Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares at least equal to the Required Minimum on the date hereof.

(d)            Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 4(d) hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

4.            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)            Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. Such Purchaser (i) understands that the Additional Securities are “restricted security” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Additional Securities as principal for its own account and not with a view to or for distributing or reselling such Additional Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Additional Securities (this representation and warranty not limiting such Purchaser’s right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Additional Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Additional Securities or Additional Underlying Shares.

(c)            Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501under the Securities Act.

(d)            General Solicitation. Such Purchaser is not purchasing the Additional Securities as a result of any advertisement, article, notice or other communication regarding the Additional Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.            Public Disclosure. The Company shall, on or before 9 am ET on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Purchaser, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby.

6.            Delivery of Opinion. Concurrently herewith, the Company shall deliver to the Purchaser an opinion of counsel regarding this Agreement and the issuance of the Additional Securities in form and substance reasonably acceptable to the Purchaser.

7.            Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

8.            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

9.            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

10.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

11.          Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

13.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.          Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

15.          Fees and expenses. At the closing, the Company has agreed to reimburse the Purchaser $5,000 for its fees and expenses. The Company shall deliver to each Purchaser, prior to closing, a completed and executed copy of a closing statement, for the closing of the purchase and sale of the Additional Securities, otherwise in the form attached to the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

IDEANOMICS, INC.

By:

	Name:	Conor McCarthy
	Title:	CFO

Name of Purchaser:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Subscription Amount: $230,000

Principal Amount: $230,000

Warrant Shares: 345,000

Shares: 92,000

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